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                                                                   EXHIBIT 10.14


                              MASTER PLAN DOCUMENT

                            SOUTHWEST GAS CORPORATION

                             DIRECTORS DEFERRAL PLAN


                           Effective October 29, 1992
                         Amended Effective March 5, 1996
                  Amended and Restated Effective March 1, 1999

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                              MASTER PLAN DOCUMENT
                SOUTHWEST GAS CORPORATION DIRECTORS DEFERRAL PLAN


                                     PURPOSE

The purpose of this Plan is to provide specified benefits to Directors of SOUTHWEST GAS CORPORATION.


                                    ARTICLE 1
                                   DEFINITIONS

For purposes hereof, unless otherwise clearly apparent from the context, the words and phrases listed below shall be defined as follows:

1.1 "Account Balance" means a Participant's individual fund comprised of Deferrals, rollovers contributions from the PriMerit Bank, Federal Savings Bank directors deferral plan and interest earnings credited thereon up to the time of Benefit Distribution.

1.2 "Beneficiary" means the person or persons, or the estate of a Participant, named to receive any benefits under the Plan upon the death of a Participant.

1.3      "Benefit Account Balance" shall have the meaning set forth in Article
         5.3.

1.4 "Benefit Distribution" means the date benefits under the Plan commence or are paid in full to a Participant, or because of his death, to his Beneficiary, which will occur within 90 days of notification to the Company of the event that gives rise to such distribution.

1.5 "Board Fees" means the compensation received by a Director for serving on the Board of Directors of Southwest Gas Corporation and the committees of the board.

1.6      "Board of Directors" means the Board of Directors of the Company.

1.7 "Change in Control" means the first to occur of any of the following events:

         (a) Any "person" (as the term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 ("Exchange Act")) becomes a beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of 50% or more of the Company's capital stock entitled to vote in the election of directors; or

         (b) During any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who, at the beginning of such period constitute the board of directors of the Company, and any new


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                  director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a) of this Article 1.8) whose election by the board of directors or nomination for election by the Company's shareholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously approved, cease for any reason to constitute at least a majority thereof.

1.8 "Committee" means the administrative committee appointed by the Board of Directors to manage and administer the Plan in accordance with the provisions of the Plan. After a Change in Control, the Committee shall cease to have any powers under the Plan and all powers previously vested in the Committee under the Plan will then be vested in the Third Party Fiduciary.

1.9      "Company" means Southwest Gas Corporation and any Successor
         Corporation.

1.10 "Deferral(s)" means the amount of Board Fees and special income, as referred to in Article 3.8, transferred to the Plan accounts.

1.11 "Director" means any person on the board of directors of Southwest Gas Corporation prior to a Change in Control.

1.12 "Master Plan Document" means this legal instrument containing the provisions of the Plan.

1.13 "Moody's Rate" means Moody's Seasoned Corporate Bond Rate which is an economic indicator consisting of an arithmetic average of yields of representative bonds (industrial and AAA, AA and A rated public utilities) as of January 1 prior to each Plan Year as published by Moody's Investors Service, Inc. (or any successor thereto), or, if such index is no longer published, a substantially similar index selected by the Board of Directors.

1.14 "Moody's Composite Rate" means the average of the Moody's Rate on January 1 for the five years prior to Benefit Distribution.

1.15     "Participant"  means any Director who executes a Plan Agreement.

1.16 "Plan" means the Director Deferral Plan of the Company evidenced by this Master Plan Document.

1.17 "Plan Agreement" means the form of written agreement which is entered into from time to time, by and between the Company and a Participant.

1.18     "Plan Year" means the year beginning on March 15 of each year.

1.19 "Retire" or "Retirement" means the cessation of service on the Board of Directors


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         of the Company after attaining five Years of Service, other than by death, disability or Termination of Service.

1.20 "Successor Corporation" means any corporation or other legal entity which is the successor to Southwest Gas Corporation, whether resulting from merger, reorganization or transfer of substantially all of the assets of Southwest Gas Corporation, regardless of whether such entity shall expressly agree to continue the Plan.

1.21 "Subsidiaries" means any corporation, partnership, or other organization which is at least 50 percent owned by the Company or a Subsidiary of the Company.

1.22 "Terminates Service" or "Termination of Service" means the cessation of service on the Board of Directors of the Company, either voluntarily or involuntarily, excluding Retirement, disability or death.

1.23 "Third Party Fiduciary" means an independent third party (a corporate entity with no other relationship with the Company) selected by the Company to take over the administration of the Plan upon and after a Change in Control and to determine appeals of claims denied under the Plan before and after a Change in Control pursuant to a Third Party Fiduciary Services Agreement.

1.24 "Third Party Fiduciary Services Agreement" means the agreement with the Third Party Fiduciary to perform services with respect to the Plan.

1.25 "Trust Agreement" means an agreement establishing a "grantor trust" of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code").

1.26 "Trust Fund or Funds" means the assets of every kind and description held under any Trust Agreement forming a part of the Plan.

1.27 "Trustee" means any person or entity selected by the Company to act as trustee under any Trust Agreement at any time of reference.

1.28 "Years of Service" means the length of time, in discrete 12-month periods, a Participant has served on the board of directors of Southwest Gas Corporation.


                                    ARTICLE 2
                                   ELIGIBILITY

2.1 A Director shall become eligible to participate in the Plan as of the effective date of his election as a Director.

2.2 Once eligible to participate in the Plan, a Director has to complete, execute and


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         return to the Committee a Plan Agreement to become a Participant in the
         Plan. Continued participation in the Plan is subject to compliance with any further conditions as may be established by the Committee.


                                    ARTICLE 3
                               DEFERRAL COMMITMENT

3.1 A Participant may defer up to 100 percent of his Board Fees received during a Plan Year; provided, that such Deferral exceeds $2,000 per Plan Year.

3.2 Prior to the commencement of each Plan Year, a Participant will advise the Committee, in writing, of his deferral commitment for the upcoming Plan Year. If a Participant fails to so advise the Committee, through no fault of the Company, he will not be permitted to defer any of his Board Fees during the upcoming Plan Year.

3.3 A Participant's Deferral commitment will be exercised on a per pay period basis.

3.4 In the event a Director becomes a Participant in the Plan during a Plan Year, such Participant may defer up to 100 percent of the remaining portion of his Board Fees for the Plan Year. Such Participant must make his Deferral commitment by advising the Committee, in writing, at the time he elects to become a Participant in the Plan.

3.5 In the event a Participant defaults on his Deferral commitment, the Participant will not be allowed to make any further Deferrals during the current Plan Year and may not make any Deferrals for the subsequent Plan Year.

3.6      The Committee may waive for good cause the default penalty specified in
         Article 3.5 upon the request of the Participant.

3.7 The Plan will accept rollover contributions for Participants from the PriMerit Bank, Federal Savings Bank directors deferral plan.

3.8 A Participant who is entitled to receive cash from the cancellation of stock options granted under the 1996 Stock Incentive Plan as a result of a Change in Control may elect to defer receipt of all or a portion of such income; provided that such election is filed with the Committee at least six (6) months prior to the date such income would otherwise have become payable to the Participant. If the Participant makes such an election, such income shall not be paid to the Participant but rather shall be treated as a Deferral and added to the Participant's Account Balance as of the date such income would otherwise have been paid to the Participant. In addition, for such election to be effective, the Participant must agree in writing that such option shall not be exercised at all after the date of the election. Notwithstanding the foregoing, a Participant's election to defer income resulting from cancellation of an option shall terminate and the option may be exercised in accordance with its terms without regard to the election if the option would otherwise expire prior to cancellation (for example, because of the Participant's Termination of Service) or


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         if the agreement setting forth the terms of the Change in Control is terminated prior to the closing date set forth in such agreement.


                                    ARTICLE 4
                         INTEREST, CREDITING AND VESTING

4.1 A Participant's Account Balance at the start of a Plan Year and any Deferrals made during a Plan Year and rollover contributions from the PriMerit Bank, Federal Savings Bank directors deferral plan will earn interest annually at 150 percent of the Moody's Rate. Interest will be credited to a Participant's account for Deferrals made during the Plan Year, as if all Deferrals were made on the first day of the Plan Year. Interest will be credited to a Participant's account for rollover contributions, from the date such contributions are accepted by the Plan.


                                    ARTICLE 5
                              PLAN BENEFIT PAYMENTS

5.1 A Participant's Account Balance will be paid to the Participant as provided for under the provisions of the Plan.

5.2 A Participant's Account Balance will earn interest under the provisions of Article 4.1 until the time of Benefit Distribution.

5.3 If a Participant is entitled to receive Plan benefit payments over a specific benefit payment period, his Account Balance at the commencement of Benefit Distribution will be credited with an amount equal to the interest such balance would have earned assuming distribution in equal monthly installments over the specific benefit payment period, at a specified interest rate, thereby creating a Benefit Account Balance. The Benefit Account Balance will then be paid to the Participant in equal monthly installments over the specific benefit payment period.

5.4 If there shall be a final determination by the Internal Revenue Service or a court of competent jurisdiction that the election by a Participant to defer the payment of any amount in accordance with the terms of this Plan was not effective to defer the taxation of such amount, then the Participant shall be entitled to receive a distribution of the amount determined to be taxable and the Participant's Account Balance shall be reduced accordingly.


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                                    ARTICLE 6
                   RETIREMENT AND TERMINATION BENEFIT PAYMENTS

6.1 A Participant who Retires or Terminates Service qualifies to receive his Account Balance over a period of 60, 120, 180 or 240 months. The Participant shall elect the payment period; provided that written notice of such election is filed with the Committee at least one (1) year prior to his Retirement or Termination of Employment. If a Participant fails to make such election prior to the time specified, the payment period will be 240 months.

6.2 A Participant who Retires or Terminates Service may elect to defer his Benefit Distribution for up to five (5) years from the date on which he Retires or Terminates Service; provided that written notice of such election is filed with the Committee at least one (1) year prior to his Retirement or Termination of Service. If a Participant makes an election under this Article 6.2, the Participant's Account Balance shall be paid in one of the optional forms of distribution set forth in
         Article 6.1, as elected by the Participant.

6.3 A Participant who has made an election under this Article may subsequently revoke such election and make another election under this Article by providing written notice to the Committee; provided, however, that only the last such election or revocation in effect on the date which is one (1) year prior to the date on which the Participant Retires or Terminates Service shall be effective. Notwithstanding the foregoing, if a Participant Retires or Terminates Service as a result of a Change in Control or within one (1) year after March 1, 1999, the date of amendment and restatement of this Plan, the foregoing provisions of this Article 6 shall be applied by substituting "six (6) months" for "one (1) year."

6.4 The interest rate used to calculate the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150 percent of the Moody's Composite Rate.


                                    ARTICLE 7
                    PRE-RETIREMENT SURVIVOR BENEFIT PAYMENTS

7.1 Notwithstanding any elections made pursuant to Article 6, if a Participant dies while he is on the Board of Directors, his Account Balance will be paid to his Beneficiary in equal monthly installments over the 180 month survivor benefit payment period.

7.2 The interest rate used to determine the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3 following the Participant's death, will be 150% of the Moody's Composite Rate.


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                                    ARTICLE 8
                    POST-RETIREMENT SURVIVOR BENEFIT PAYMENTS

8.1 If a Participant dies after the commencement of benefit payments under Articles 6 or 9 but prior to such benefits having been paid in full, the Participant's benefit payments will continue to be paid to the Participant's Beneficiary through the end of the originally awarded benefit payment period, except as provided for in Article 10.7.

8.2 If a Participant who has elected to postpone Benefit Distribution under the provisions of Article 6, dies after he Retires or Terminates Service but prior to the commencement of benefit payments, payment of benefits to his Beneficiary will be made consistent with such elections.


                                    ARTICLE 9
                           DISABILITY BENEFIT PAYMENTS

9.1 The Committee will, in its sole discretion, determine whether a Participant is disabled under the provisions of the Plan.

9.2 If a Participant is disabled within the first five Years of Service with the Company, he will receive his Account Balance in a lump sum payment at Benefit Distribution.

9.3 Notwithstanding any elections made pursuant to Article 6, if a Participant is disabled after five Years of Service with the Company, his Account Balance will be paid to him in equal monthly installments over the 180-month disability benefit payment period.

9.4 If a Participant qualifies to receive his Account Balance over the disability benefit payment period, the interest rate used to calculate the amount that will be credited to a Participant's Account Balance, to determine his Benefit Account Balance under the provisions of Article 5.3, will be 150 percent of the Moody's Composite Rate.


                                   ARTICLE 10
                                  BENEFICIARIES

10.1 A Participant shall have the right to designate any person as his Beneficiary to whom benefits under this Plan shall be paid in the event of the Participant's death prior to the total distribution of his Benefit Account Balance under the Plan. If greater than 50 percent of the Benefit Account Balance is designated to a Beneficiary other than the Participant's spouse, such Beneficiary designation must be consented to by the Participant's spouse. Each Beneficiary designation must be in written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime.

10.2 A Participant shall have the right to change the Beneficiary designation, subject to


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         spousal consent under the provisions of Article 10.1, without the consent of any designated Beneficiary by filing a new Beneficiary designation with the Committee. The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed.

10.3 The Committee shall acknowledge, in writing, receipt of each Beneficiary designation form.

10.4 The Committee shall be entitled to rely on the Beneficiary designation last filed by the Participant prior to his death. Any payment made in accordance with such designation shall fully discharge the Company from all further obligations with respect to the amount of such payments.

10.5 If a Beneficiary entitled to receive benefits under the Plan is a minor or a person declared incompetent, the Committee may direct payment of such benefits to the guardian or legal representative of such minor or incompetent person. The Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of any Plan benefits. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such payments.

10.6 If no Beneficiary designation is in effect at the time of the Participant's death, or if the named Beneficiary predeceased the Participant, then the Beneficiary shall be: (1) the surviving spouse;
         (2) if there is no surviving spouse, then his issue per stirpes; or (3) if no surviving spouse or issue, then his estate.

10.7 If a Beneficiary receiving benefit payments under the provisions of the Plan dies prior to the completion of the benefit payment period, the present value of the remaining benefit payments will be paid, in a lump sum amount, to the contingent Beneficiary designated by the Participant under the provisions of Article 10.1. If the Participant has failed to designate a contingent Beneficiary, the present value of the remaining benefit payments will be paid, in a lump sum amount, to the Beneficiary's estate. The present value of the remaining benefit payments will be calculated using the same methodology, including the same interest rate, as was used to calculate the Participant's annuity payment calculation, under Article 5.3.


                                   ARTICLE 11
                                     GENERAL

11.1 Amounts payable to a Participant shall be paid exclusively from the general assets of the Company or from the assets of a grantor trust within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, established for use in funding executive compensation arrangements and commonly known as a "rabbi trust."


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11.2     The Company shall have no obligation under the Plan to a Participant or a Participant's Beneficiary, except as provided in this Master Plan Document.

11.3 The Participant shall cooperate with the Committee in furnishing all information requested by the Company to facilitate the payment of his Benefit Account Balance. Such information may include the results of a physical examination if any is required for participation in the Plan.

11.4 Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company. No assets of the Company shall be held under any trust, or held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company's assets shall be, and remain, the general unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that this Plan (and the Trust Funds described in Article 13.1) be unfunded for purposes of the Code.

11.5 There shall be deducted from each payment made under the Plan or other compensation payable to the Participant (or Beneficiary) all taxes which are required to be withheld by the Company in respect to such payment or this Plan. The Company shall have the right to reduce any payment (or other compensation) by the amount of cash sufficient to provide the amount of said taxes.


                                   ARTICLE 12
                     NO GUARANTEE OF CONTINUING DIRECTORSHIP

12.1 The Company is without power to lawfully assure a Participant continued tenure as a Director, and nothing herein constitutes a contract of continuing directorship between the Company and the Participant.


                                   ARTICLE 13
                                     TRUSTS

13.1 The Company may maintain one or more Trust Funds to finance all or a portion of the benefits under the Plan by entering into one or more Trust Agreements. Any Trust Agreement is designated as, and shall constitute, a part of the Plan, and all rights which may accrue to any person under the Plan shall be subject to all the terms and provisions of such Trust Agreement. A Trustee shall be appointed by the Committee or the Board of Directors and shall have such powers as provided in the Trust Agreement. The Committee or the Board of Directors may modify any Trust Agreement, in accordance with its terms, to accomplish the purposes of the Plan and appoint a successor Trustee under the provisions of such Trust Agreement. By entering into such Trust Agreement, the Committee or the Board of Directors may


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         vest in the Trustee, or in one or more investment managers (as defined in ERISA) the power to manage and control the Trust Fund. The Committee's authority under the provisions of this Article 13.1 will cease with a Change in Control.


                                   ARTICLE 14
               TERMINATION, AMENDMENT OR MODIFICATION OF THE PLAN

14.1 The Board of Directors may at any time, without notice, amend or modify the Plan in whole or in part; provided, however, that (i) no amendment shall be effective to decrease or restrict (a) the amount of interest to be credited under the provisions of the Plan, (b) the benefits the Participant qualifies for or may elect to receive under the provisions of the Plan, or (c) benefit payments to Participants or Beneficiaries once such payments have commenced, and (ii) effective March 1,1999, no amendment or modification of this Article 14, Article 16, or Article 17 of the Plan shall be effective.

14.2 The Board of Directors shall not terminate the Plan until all accrued benefits have been paid in full under the provisions of the Plan to the Participants and Beneficiaries.

14.3 The Board of Directors may partially terminate the Plan by instructing the Committee not to accept any additional Deferral commitments. In the event of a partial termination, the remaining provisions of the Plan shall continue to operate and be effective for all Participants in the Plan, as of the date of such partial termination.


                                   ARTICLE 15
                     RESTRICTIONS ON ALIENATION OF BENEFITS

15.1 To the maximum extent permitted by law, no interest or benefit under the Plan shall be assignable or subject in any manner to alienation, sale, transfer, claims of creditors, pledge, attachment or encumbrances of any kind.


                                   ARTICLE 16
                           ADMINISTRATION OF THE PLAN

16.1 Except as otherwise provided in this Article 16, and subject to Article 17, the general administration of the Plan, as well as construction and interpretation thereof, shall be vested in the Committee. Members of the Committee may be Participants under the Plan. Specifically, the Committee shall have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretations of the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.


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         The number of members of the Committee shall be established by, and the members shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors.

16.2 Upon and after a Change in Control, the administration of the Plan shall be vested in a Third Party Fiduciary, as provided for herein and pursuant to the terms of a Third Party Fiduciary Services Agreement. Any Third Party Fiduciary Services Agreement is designated as, and shall constitute, a part of the Plan. The Third Party Fiduciary shall also have the discretion and authority to: (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan; and (b) decide or resolve any and all questions including interpretation of the Plan and the Trust Agreement. Except as otherwise provided for in any Trust Agreement, the Third Party Fiduciary shall have no power to direct the investment of Plan or Trust Funds or select any investment manager or custodial firm for the Plan or Trust Agreement. The Company shall pay all reasonable administrative expenses and fees of the Third Party Fiduciary when it acts as the administrator of the Plan or pursuant to Article 17. The Third Party Fiduciary may not be terminated by the Company without the consent of 50% of the Participants in the Plan.

16.3 In the administration of the Plan, the Committee or the Third Party Fiduciary, as the case may be, may from time to time employ such agents, consultants, advisors, and managers as it deems necessary or useful in carrying out its duties as it sees fit (including acting through a duly authorized representative) and may from to time to time consult with counsel to the Company.

16.4 The decision or action of the Committee or the Third Party Fiduciary, as the case may be, with respect to any question arising out of or in connection with the administration, interpretation, and application of the Plan (and the Trust Agreement to the extent provided for in Article 16.2) and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

16.5 The Company shall indemnify and save harmless each member of the Committee, the Third Party Fiduciary, and any employee of the Company to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses, and liabilities arising from any action or failure to act with respect to the Plan, except in the case of fraud, gross negligence, or willful misconduct by the Committee, any of its members, the Third Party Fiduciary, or any such employee.

16.6 To enable the Committee and the Third Party Fiduciary to perform their functions, the Company shall supply full and timely information to the Committee and the Third Party Fiduciary, as the case may be, on all matters relating to the compensation of all Participants, their Retirement, death or other cause for Termination of Employment, and such other pertinent facts as the Committee or the Third Party Fiduciary may require.

16.7 The Committee or the Third Party Fiduciary, as the case may be, may alter, at or after Benefit Distribution, the manner and time of payments to be made to a


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         Participant or Beneficiary from that set forth herein, if requested to do so by such Participant or Beneficiary to meet existing financial hardships, which the Committee or the Third Party Fiduciary, as the case may be, determine are the same as or similar in nature to those identified in Section 1.401(k)-1(d)(2)(iv) of the federal treasury regulations.


                                   ARTICLE 17
                                CLAIMS PROCEDURE

17.1 Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for determination with respect to benefits available to such Claimant from the Plan. The claim must state with particularity the determination desired by the Claimant.

17.2 The Committee shall consider a claim and notify the Claimant within 90 calendar days after receipt of a claim in writing:

         (a) That the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) That the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant: (i) the specific reason(s) for the denial of the claim, or any part thereof; (ii) the specific reference(s) to pertinent provisions of the Plan upon which the denial was based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and (iv) an explanation of the claim review procedure set forth in Article 17.3.

17.3 Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Third Party Fiduciary a written request for a review of the denial of the claim. Thereafter, the Claimant (or the Claimant's duly authorized representative) may review pertinent documents, submit written comments or other documents, and request a hearing, which the Third Party Fiduciary, in its sole discretion, may grant.

17.4 The Third Party Fiduciary shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of a denial, unless a hearing is held or other special circumstances require additional time, in which case the Third Party Fiduciary's decision must be rendered within 120 calendar days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain: (i) the specific reason(s) for the decision; (ii) the specific reference(s) to the pertinent Plan provisions upon which the decision


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

         was based; and (iii) such other matters as the Third Party Fiduciary deems relevant.

17.5 A Claimant's compliance with the foregoing provisions of this Article 17 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under the Plan.


                                   ARTICLE 18
                                  MISCELLANEOUS

18.1 Any notice given under the Plan shall be in writing and shall be mailed or delivered to:


                                    SOUTHWEST GAS CORPORATION
                                    Directors Deferral Plan
                                    Administrative Committee
                                    5241 Spring Mountain Road
                                    Las Vegas, NV  89102

         and

                                    CRG Fiduciary Services, Inc.
                                    633 West Fifth Street, 53rd floor
                                    Los Angeles, CA 90071-2086
                                    Attn: Managing Director

18.2 The Plan shall be binding upon the Company and any of its successors and assigns, and upon a Participant, Participant's Beneficiary, assigns, heirs, executors and administrators.

18.3 The Plan shall be governed by and construed under the laws of the State of Nevada.

18.4 Headings in this Master Plan Document are inserted for convenience of reference only. Any conflict between such headings and the text shall be resolved in favor of the text.

18.5 Masculine pronouns wherever used shall include feminine pronouns and when the context dictates, the singular shall include the plural.

18.6 In case any provision of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal and invalid provisions had never been inserted herein.


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

IN WITNESS WHEREOF, the Company has executed this Amended and Restated Master Plan Document this 30th day of July 1999.

                                          SOUTHWEST GAS CORPORATION



                                          By
                                             -----------------------------------
                                                      Michael O. Maffie
                                             President & Chief Executive Officer


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